Exhibit 23.2

[LETTERHEAD OF BKD LLP CPAs & ADVISORS]

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Iroquois Federal Savings and Loan Association

Watseka, Illinois

We hereby consent to the use in this Registration Statement on Form S-1 and the Application for Conversion of our report dated March 15, 2011, relating to the financial statements of Iroquois Federal Savings and Loan Association, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ BKD, LLP

Decatur, Illinois

March 15, 2011